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                                                                     Exhibit 1.4

                 Regulations of The Board of Corporate Auditors
                              (English Translation)
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                                  (Translation)

                 REGULATIONS OF THE BOARD OF CORPORATE AUDITORS
                                       OF
                               RICOH COMPANY, LTD.

(Purpose)


Article 1. Pursuant to laws, ordinances and the Articles of Incorporation, these Regulations shall set forth matters concerning the Board of Corporate Auditors of the Company.

(Organization)


Article 2. The Board of Corporate Auditors shall consist of all Corporate Auditors.

(Objectives of Board of Corporate Auditors)


Article 3. The Board of Corporate Auditors shall receive reports, discuss or resolve important matters relating to audits; provided, however, that each Corporate Auditor shall not be prevented from exercising its power.

(Holding of Meetings)


Article 4. Meetings of the Board of Corporate Auditors shall be held, as a general rule, at least once every three (3) months; provided, however, that meetings may be held from time to time whenever necessary.

(Person Convening Meetings and Chairman)


Article 5. (1) The Board of Corporate Auditors may appoint in advance, from among the Corporate Auditors, a Corporate Auditor who shall convene meetings of the Board of Corporate Auditors; provided, however, that other Corporate Auditors shall not be prevented from convening any meetings.

             (2) The person who has convened the meeting of the Board of Corporate Auditors pursuant to the preceding paragraph shall act as chairman at the meeting.

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(Convocation Notice)


Article 6. (1) A notice of convocation of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date set forth for such meeting.

             (2) With the consent of all Corporate Auditors, a meeting of the Board of Corporate Auditors may be held without the convocation procedure.

(Method of Adopting Resolutions)


Article 7. (1) "Resolution of the Board of Corporate Auditors" shall mean a decision of the matters which are subject to the agreement of the Corporate Auditors. In such case, the resolution shall be adopted by the affirmative vote of a majority of all Corporate Auditors, unless otherwise provided in these Regulations.

             (2) The resolutions shall be adopted after taking into deliberation all sufficient information and materials.

(Resolutions relating to Audit Policies, etc.)


Article 8. (1) Matters such as audit policy, audit plan, audit methods, assignment of audit work, budget for audit expenses and independent outside advisors' expenses, etc. shall be determined by a resolution of the Board of Corporate Auditors following discussions at a meeting of the Board of Corporate Auditors at the commencement of an audit.

             (2) All matters other than those referred to in the preceding paragraph, which any Corporate Auditor deems necessary in order to fulfill his duties, may be determined by a resolution of the Board of Corporate Auditors.

(Report by Corporate Auditors to the Board of Corporate Auditors)


Article 9. (1) Each Corporate Auditor shall report to the Board of Corporate Auditors on the status of conducting its duties from time to time and whenever requested by the Board of Corporate Auditors.

             (2) Any Corporate Auditor who receives a report from an Accounting Auditor (Kaikei Kansanin), a Director or any other person shall make a report to the Board of Corporate Auditors.

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(Hearing Reports from the Accounting Auditor or Directors, etc.)


Article 10. Corporate Auditors may request the Accounting Auditors, Directors or any other related persons to attend the meeting of the Board of Corporate Auditors and to provide an opinion or a report to the Board of Corporate Auditors as it deems necessary.

(Measures for Special Reports)


Article 11. (1) In the case that the Board of Corporate Auditors receives a report from a Director that such Director has found a fact that may cause material damage to the Company, the Board of Corporate Auditors shall deliberate whether or not any investigation is necessary.

             (2) In the case that the Board of Corporate Auditors receives a report from an Accounting Auditor that such Accounting Auditor has discovered unfair practices of a Director pertaining to the duties of a Director or any material fact which is in violation of the laws, ordinances or the Articles of Incorporation, the Board of Corporate Auditors shall take the same measure as referred to in the preceding paragraph.

(Measures for Internal and External Claims and Accusations)


Article 12. (1) The Board of Corporate Auditors shall delegate a part of its business to accept, keep and handle claims and accusations of any flaws concerning accounting, internal accounting controls or auditing to the Corporate Social Responsibility (hereinafter the "CSR") Enhancement Section.

             (2) In the case that the Board of Corporate Auditors receives from the CSR Enhancement Section a report on the claims and accusations described in the previous paragraph concerning the matters stated below, Article 11, Paragraph 1 shall apply mutatis mutandis:

             1. Matters stated in the Corporate Auditors' audit report (relating to Article 133, Paragraph 1 of the Commercial Code Enforcement Rules);

             2.   Matters relating to derivative actions by shareholders;

             3.   Important matters affecting the corporate performance; and

             4. Other material violations of compliance and important flaws concerning accounting, internal accounting controls or auditing.

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(Preparation of Audit Reports)


Article 13. (1) The Board of Corporate Auditors shall receive financial documents, etc. from the Directors and the audit report, etc. from the Accounting Auditors. The Board of Corporate Auditors may cause a Full-Time Corporate Auditor to receive such documents.

             (2) The Board of Corporate Auditors shall receive a report from the Corporate Auditors on matters covered by the audit report, etc. and prepare its audit report through discussions among themselves.

             (3) If any Corporate Auditor expresses a different opinion, such opinion shall be stated in the audit report.

             (4) Each Corporate Auditor shall sign, and affix his/her seal to, the audit report. Full-Time Corporate Auditors shall be named as such in the audit report.

(Resolutions on Appointment, Non-Reappointment and Discharge of Accounting Auditors)


Article 14. (1) The following matters relating to the appointment, non-reappointment and discharge of Accounting Auditors shall be determined by a resolution of the Board of Corporate Auditors:

             1. Consent to the proposal concerning the appointment, non-reappointment and discharge of Accounting Auditors to be submitted to the Meeting of the Shareholders;

             2. Request to include the appointment, non-reappointment and dismissal of an Accounting Auditors in the agenda of the Meeting of the Shareholders;

             3. Request to submit a proposal relating to the appointment of the Accounting Auditors to the Meeting of the Shareholders; and

             4. Appointment of provisional Accounting Auditors, in case of an absence in the office of the Accounting Auditors.

             (2) In the case that the Board of Corporate Auditors shall discharge Accounting Auditors based upon any reason provided for by statute, a resolution of the Board of Corporate Auditors for such discharge shall be adopted unanimously. In such case, the Corporate Auditor designated by the Board of Corporate Auditors shall report such discharge and the reason thereof at the first Meeting of the Shareholders held immediately after such discharge.

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(Resolutions of Appointment and Discharge of Independent Outside Advisors)


Article 14-2. Independent Outside Advisors shall be appointed and discharged by a resolution of the Board of Corporate Auditors.

(Right to Give Consent and Proposal concerning the Appointment of Corporate Auditors)


Article 14-3. The following matters concerning the appointment of the Corporate Auditors shall be determined by a resolution of the Board of Corporate Auditors:

               (1) Consent to the proposal concerning the appointment of a Corporate Auditor to be submitted to the Meeting of the Shareholders;

               (2) Request to include the appointment of a Corporate Auditor in the agenda of the Meeting of the Shareholders; and

               (3) Request to submit a proposal relating to the appointment of a Corporate Auditor to the Meeting of the Shareholders.

(Consent of the Board of Corporate Auditors)


Article 14-4. A consent of the Board of Corporate Auditors relating to the following proposals, etc. shall be adopted pursuant to an unanimous resolution of the Board of Corporate Auditors:

               (1) Proposal to exempt Directors from their liabilities which is to be submitted to the Meeting of the Shareholders;

               (2) Proposal to amend the Articles of Incorporation to enable the Company to exempt Directors from their liabilities by a resolution of the Board of Directors;

               (3) Proposal to exempt Directors from their liabilities which is to be submitted to a meeting of the Board of Directors pursuant to the provisions of the Articles of Incorporation;

               (4) Proposal to amend the Articles of Incorporation to enable the Company to enter into an agreement with any outside Director (shagai torishimariyaku) to limit his/her liabilities; and

               (5) Proposal for the Company to participate in a litigation to support a Director.

(Report and Confirmation of the Contents of the Securities Report and the Annual Report)


Article 14-5. The Board of Corporate Auditors shall receive reports from the Disclosure Committee and confirm the contents of the Securities Report prepared pursuant to

(Pre-Approval relating to the Independence of Accounting Auditors)


Article 14-6. (1) The Board of Corporate Auditors shall pre-approve the Audit Services and Non-Audit Services to be provided to the Company and its subsidiaries by Accounting Auditors.

               (2) The Board of Corporate Auditors shall enact "Audit and Non-Audit Services Pre-Approval Policy" as its policy and procedures for pre-approval.

               (3) The Board of Corporate Auditors may, by resolution, delegate its business of pre-approval to an outside Corporate Auditor (shagai kansayaku).

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               the Securities and Exchange Law and the Annual Report on Form
               20-F prepared pursuant to the United States Securities Exchange Act of 1934, as amended.

(Consultation concerning Exercising Powers of the Corporate Auditor)


Article 15. The Corporate Auditor may consult each other at a meeting of the Board of Corporate Auditors prior to the performance of their duties or exercise of their powers on the following matters:

               1. Providing an explanation to respond to inquiries posed in writing by a shareholder prior to the Meeting of the Shareholders;

               2. Reporting to the Board of Directors and requesting to convene a meeting thereof, etc.;

               3. Providing an opinion on proposals, documents and other material to be submitted to the Meeting of the Shareholders;

               4. Requesting an injunction for an unlawful action by a Director;

               5. Providing an opinion at the Meeting of the Shareholders as to the appointment, discharge, resignation of and remuneration for Corporate Auditors;

               6. Matters concerning a litigation between the Company and a Director; and

               7.   Other matters relating to a filing of any litigation.

(Consultation Concerning the Election of Full-Time Corporate Auditors and Remuneration)


Article 16. The election of Full-Time Corporate Auditors from among the Corporate Auditors and remuneration therefor may be discussed at a meeting of the Board of Corporate Auditors.

(Appointment of Full-Time Corporate Auditors)


Article 16-2. The Corporate Auditors may elect Full-Time Corporate Auditors from among themselves.

(Minutes)


Article 17. (1) The summary of the proceedings at a meeting of the Board of Corporate Auditors and the results thereof shall be contained and recorded in the minutes of the meeting of the Board of Corporate Auditors, to which each Corporate Auditor present at such meeting shall print his/her name and affix his/her seal or provide a

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               signature in electronic format. The minutes of the meeting of the
               Board of Corporate Auditors shall be treated in the same manner as the minutes of the meeting of the Board of Directors.

               (2) The minutes referred to in the preceding paragraph shall be kept for ten (10) years at the principal office of the Company.

(Board of Corporate Auditors Office)


Article 18. The Board of Corporate Auditors Office shall handle matters such as the convocation of meetings of the Board of Corporate Auditors, drafting of the minutes, and other work concerning the administration of the Board of Corporate Auditors meeting.

(Amendment to or Abolition of These Regulations)


Article 19. The Board of Corporate Auditors is authorized and empowered to amend or abolish these Regulations.

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                            SUPPLEMENTARY PROVISIONS

     1.   Date of Enactment:                     May 1, 2002

     2.   Approved by:                           The Board of Corporate Auditors

     3.   Established by:                        Chief of Audit Section

     4.   Section in Charge:                     Audit Section

     5.   History of Establishment and Amendments

Date of Establishment and Enactment:
                                    November 1, 1978 (Chief of Audit Section)

Date of Enactment of Amendments:
                                    June 29, 1982 (Chief of Audit Section)

Date of Enactment of Amendments:
                                    June 29, 1994 (Chief of Audit Section)

Date of Enactment of Amendments:
                                    May 1, 2002 (Chief of Audit Section)

Date of Enactment of Amendments:
                                    May 1, 2003 (Chief of Audit Section)

Date of Enactment of Amendments:
                                    October 17, 2003 (Chief of Audit Section)

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